Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS

FIRST QUARTER RESULTS

Oak Brook, IL – May 6, 2013 – Retail Properties of America, Inc. (NYSE: RPAI) today reported financial and operating results for the quarter ended March 31, 2013.

FINANCIAL RESULTS

For the quarter ended March 31, 2013, Retail Properties of America, Inc. reported:

▪                  Operating Funds From Operations (Operating FFO) of $52.0 million, or $0.23 per share, compared to $49.1 million, or $0.25 per share, for the same period in 2012;

▪                  Funds From Operations (FFO) of $43.2 million, or $0.19 per share, compared to $48.4 million, or $0.25 per share, for the same period in 2012;

▪                  Net loss attributable to common shareholders of $(4.2) million, or $(0.02) per share, compared to $(16.3) million, or $(0.08) per share, for the same period in 2012.

OPERATING RESULTS

For the quarter ended March 31, 2013, the Company’s results for its consolidated portfolio were as follows:

▪                  0.5% increase in total same store net operating income (NOI) over the comparable period in 2012, based on same store occupancy of 91.2% at March 31, 2013, up 100 basis points from 90.2% at March 31, 2012;

▪                  Total portfolio percent leased, including leases signed but not commenced: 92.7% at March 31, 2013, down 20 basis points from 92.9% at December 31, 2012 and up 130 basis points from 91.4% at March 31, 2012;

▪                  Retail portfolio percent leased, including leases signed but not commenced: 92.2% at March 31, 2013, down 20 basis points from 92.4% at December 31, 2012 and up 160 basis points from 90.6% at March 31, 2012;

▪                  906,000 square feet of retail leasing transactions comprised of 159 new and renewal leases, including the Company’s pro rata share of unconsolidated joint ventures; and,

▪                  Positive comparable cash leasing spreads, including the Company’s pro rata share of joint ventures, of 5.6%.

“We are pleased to report another strong quarter of operational and financial results, with economic occupancy up ten basis points since year end and our strongest quarter of new lease releasing spreads since we began reporting the metric last year,” stated Steve Grimes, president and chief executive officer. “In addition, we continue to execute on our strategic plan, with notable additional progress on both our portfolio repositioning and balance sheet initiatives.”

Retail Properties of America, Inc.

T: 800.541.7661
www.rpai.com	2021 Spring Road, Suite 200
Oak Brook, IL 60523

INVESTMENT ACTIVITY

Joint Venture Transactions

The Company has entered into an agreement to dissolve its joint venture arrangement with RioCan Real Estate Investment Trust (“RioCan”). Since 2010, the Company and RioCan have amassed a high quality portfolio of 13 properties in Texas that are owned on an 80/20 basis (80% owned by RioCan and 20% owned by the Company). Under the terms of the dissolution, the Company will convey its 20% managing interest in eight properties to RioCan. RioCan will, in turn, convey its 80% interest in the remaining five properties to the Company.

Highlights of the transaction are as follows:

•                  The Company will convey to RioCan its 20% ownership interest in eight properties. The properties have an agreed upon value, net of mark-to-market adjustment on financing, of $477.5 million, with the Company’s 20% interest valued at $95.5 million. RioCan will assume the joint venture’s $209.2 million of in-place mortgage financing on those properties at a weighted average interest rate of 3.7%;

•                  The Company will acquire RioCan’s 80% ownership interest in five properties. The properties have an agreed upon value, net of mark-to-market adjustment on financing, of $124.8 million, with RioCan’s 80% interest valued at $99.9 million. The Company will assume the joint venture’s $67.9 million of in-place mortgage financing on those properties at a weighted average interest rate of 4.8%;

•                  The Company will receive approximately $8.1 million of cash as well as a distribution of the Company’s share of working capital in the joint venture; and,

•                  The transaction is expected to close on October 1, 2013, subject to customary closing conditions.

Properties to be acquired by RPAI:

• Coppell Town Center, Dallas	• Southlake Corners, Dallas
• Cypress Mill, Houston	• Sawyer Heights, Houston
• New Forest Crossing, Houston

Properties to be acquired by RioCan:

• 1890 Ranch, Austin	• Great Southwest Crossing, Dallas
• Alamo Ranch, San Antonio	• Riverpark Phase I & II, Houston
• Bear Creek Shopping Center, Houston	• Southpark Meadows I & II, Austin
• Bird Creek Crossing, Temple	• Suntree Square, Dallas

“RioCan has been an outstanding partner and we are very proud of the portfolio we created together,” stated Shane Garrison, executive vice president, chief operating officer and chief investment officer. “This strategic transaction will allow us to continue to expand our wholly-owned footprint in the Dallas and Houston markets. The acquired properties are consistent with our philosophy of buying high quality assets in markets with strong, long-term retail demand attributes, and where we can recognize operating efficiencies through the benefit of our scope and scale in the market.”

Property Transactions

In addition, during the quarter, asset dispositions totaled $40.2 million, including the Company’s pro rata share of joint ventures. Sales included an office asset for $17.2 million, three non-strategic retail assets for $11.0 million, a vacant land parcel for $7.6 million, and $4.4 million from earnouts. Net proceeds from asset sales, including earnouts, before transaction expenses, were $31.9 million.

CAPITAL MARKETS ACTIVITY

Unsecured Credit Facility

The Company has received fully executed loan commitments to amend and restate its existing credit facility.  The amended and restated facility is expected to increase the capacity to $1.0 billion from $650.0 million and be comprised of a $450.0 million unsecured term loan and a $550.0 million unsecured revolver. The facility will include an accordion feature that provides for $1.45 billion of potential total capacity. The outstanding balance on the facility will bear interest at an annual rate equal to LIBOR plus a range of 145 to 205 basis points, depending on the Company’s leverage ratio, compared to a range of 175 to 250 basis points on the existing credit facility.

The maturity dates will be extended to 2018 for the unsecured term loan and 2017 for the unsecured revolver. The Company will have the option to extend the maturity on the unsecured revolver for one additional year to 2018, which it may exercise, subject to certain conditions, and the payment of an extension fee.

Wells Fargo Securities, LLC and KeyBanc Capital Markets Inc. are serving as lead arrangers under the facility.  The final terms and completion of the amended and restated facility remain subject to the negotiation and execution of final documentation.

At-The-Market Equity Program

On March 7, 2013, the Company established an at-the-market equity program (“ATM”) under which it may sell shares of its Class A common stock, having an aggregate offering price of up to $200 million, from time to time through Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and Jefferies LLC, as sales agents. During the quarter, the Company issued an aggregate of approximately 56,000 shares of common stock at an average share price of $14.94, generating net proceeds of approximately $0.7 million. Subsequent to quarter end, the Company issued approximately 640,000 shares of common stock at an average share price of $14.90, generating net proceeds of approximately $9.4 million.

Class B-2 Common Stock Conversion

On April 5, 2013, each share of Class B-2 common stock automatically converted into one share of Class A common stock. The Class B-3 shares of common stock are set to automatically convert on October 7, 2013.

“As we continue our investment grade migration and position the company for growth, we are pleased to now have access to a variety of sources of capital. The new credit facility, along with the ATM, will help us accomplish our strategic objectives. Further, we are pleased by the continued strong support of our bank group,” stated Angela Aman, executive vice president and chief financial officer.

BALANCE SHEET ACTIVITY

As of March 31, 2013, the Company had $2.5 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 6.7x, or a net debt and preferred stock to adjusted EBITDA ratio of 7.1x, down from 8.3x as of March 31, 2012. Consolidated indebtedness, as of March 31, 2013, had a weighted average contractual interest rate of 5.48% and a weighted average maturity of 4.7 years.

On February 1, 2013, the Company repaid outstanding borrowings under two mezzanine loans, scheduled to mature on December 1, 2019, with outstanding principal balances as of December 31, 2012 of $85.0 million and $40.0 million and fixed interest rates of 12.24% and 14.00%, respectively. As a result, the Company incurred a 5% prepayment fee. Further, the Company repaid two mortgage loans, during the quarter, for $41.0 million, with a weighted average interest rate of 5.53%.

GUIDANCE

The Company has updated its 2013 guidance, as detailed below:

	Previous Guidance	Updated Guidance
Operating FFO per share:	$0.88 - $0.92	$0.88 - $0.92
FFO per share:	$0.82 - $0.86	$0.83 - $0.87
Net income attributable to common shareholders per share:	$0.02 - $0.06	$0.11 - $0.15
Same-store NOI growth:	2.0% - 2.5%	2.0% - 2.5%
Disposition Activity:	$400 - $450 million	$400 - $500 million
Acquisition Activity:	$100 - $200 million	$100 - $200 million

DIVIDEND

On April 30, 2013, the Company’s Board of Directors declared the second quarter 2013 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning April 1, 2013, which will be paid on July 1, 2013, to preferred shareholders of record on June 20, 2013.

On April 30, 2013, the Company’s Board of Directors also declared the second quarter 2013 quarterly cash dividend of $0.165625 per share on all classes of outstanding common stock of RPAI. The common dividend will be paid on July 10, 2013, to common shareholders of record on June 28, 2013.

WEBCAST AND SUPPLEMENTAL INFORMATION

Retail Properties of America’s management team will hold a webcast, on Tuesday, May 7, 2013 at 11:00 AM EDT, to discuss its quarterly financial results and operating performance, business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.

A live webcast will be available online on the Company’s website at www.rpai.com in the Investor Relations section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.

A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM EDT on May 7, 2013, until midnight EDT on May 21, 2013. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers, and enter pin number 412246.

The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.

ABOUT RPAI

Retail Properties of America, Inc. is a fully integrated, self-administered and self-managed real estate investment trust that owns and operates high quality, strategically located shopping centers across 35 states. The Company is one of the largest owners and operators of shopping centers in the United States. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.

SAFE HARBOR LANGUAGE

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment.  Such risks and uncertainties could cause actual results to differ materially from those projected.  These uncertainties include, but are not limited to, general economic, business and financial conditions, changes in the Company’s industry and changes in the real estate markets in particular, market demand for and pricing of the Company’s common and preferred stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, increased interest rates and operating costs, decreased rental rates or increased vacancy rates, the uncertainties of real estate acquisitions, dispositions and redevelopment activity, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to manage its growth effectively, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Form 10-K filed with the SEC titled “Risk Factors”. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES

As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, FFO means net (loss) income computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable investment properties, plus depreciation and amortization and impairment charges on depreciable investment properties, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which the Company holds an interest. The Company has adopted the NAREIT definition in its computation of FFO and believes that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. The Company believes that, subject to the following limitations, FFO provides a basis for comparing the Company’s performance and operations to those of other REITs. Depreciation and amortization related to investment properties for purposes of calculating FFO includes a portion of loss on lease terminations encompassing the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations.

The Company also reports Operating FFO, which is defined as FFO excluding the impact to earnings from the early extinguishment of debt and other items as denoted within the calculation. Management considers Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which management does not consider representative of the operating results of the Company’s core business platform. Neither FFO nor Operating FFO represent alternatives to “Net Income” as an indicator of the Company’s performance, and “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

The Company also reports same store NOI.  The Company defines NOI as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements and amortization of acquired above and below market lease intangibles) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense and straight-line bad debt expense). Same store NOI represents NOI from the Company’s same store portfolio consisting of 239 operating properties acquired or placed in service prior to January 1, 2012, except for the one operating property that was classified as held for sale as of March 31, 2013, which is accounted for as discontinued operations. In addition, University Square, the property for which the Company has ceased making the monthly debt service payment and for which the Company has attempted to negotiate with the lender, is excluded, due to the uncertainty of the timing of transfer of ownership of this property. Management believes that NOI and same store NOI are useful measures of the Company’s operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. Management believes that NOI and same store NOI provide an operating perspective not immediately apparent from GAAP operating income or net (loss) income attributable to common shareholders. Management uses NOI and same store NOI to evaluate the Company’s performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results. However, these measures should only be used as an alternative measure of the Company’s financial performance.

Adjusted EBITDA represents net income (loss) attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. Management believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. The Company’s calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.

Net Debt to Adjusted EBITDA represents (i) total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior 3 months, annualized. Net Debt and Preferred Stock to Adjusted EBITDA represents (i) total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior 3 months, annualized. The Company believes that these ratios are useful because they provide investors with information regarding total debt net of cash and cash equivalents, and total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to the Company’s performance as measured using Adjusted EBITDA.

CONTACT INFORMATION

Michael Fitzmaurice, Vice President

Retail Properties of America, Inc.

630.634.4233

Retail Properties of America, Inc.

Condensed Consolidated Balance Sheets

(amounts in thousands, except par value amounts)

(unaudited)

	March 31,	December 31,
	2013	2012
Assets
Investment properties:
Land	$1,207,032	$1,209,523
Building and other improvements	4,693,296	4,703,859
Developments in progress	49,672	49,496
	5,950,000	5,962,878
Less accumulated depreciation	(1,315,681)	(1,275,787)
Net investment properties	4,634,319	4,687,091

Cash and cash equivalents	67,446	138,069
Investment in unconsolidated joint ventures	54,947	56,872
Accounts and notes receivable (net of allowances of $7,643 and $6,452, respectively)	75,410	85,431
Acquired lease intangibles, net	116,610	125,706
Assets associated with investment properties held for sale	6,414	8,922
Other assets, net	130,464	135,336
Total assets	$5,085,610	$5,237,427

Liabilities and Equity
Liabilities:
Mortgages and notes payable, net (includes unamortized discount of $(1,364) and $(1,492), respectively)	$2,040,543	$2,212,089
Credit facility	465,000	380,000
Accounts payable and accrued expenses	62,091	73,983
Distributions payable	40,843	38,200
Acquired below market lease intangibles, net	73,517	74,648
Liabilities associated with investment properties held for sale	17	60
Other liabilities	69,345	82,694
Total liabilities	2,751,356	2,861,674

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding at March 31, 2013 and December 31, 2012; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 133,711 and 133,606 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	133	133
Class B-2 common stock, $0.001 par value, 55,000 shares authorized, 48,518 shares issued and outstanding at March 31, 2013 and December 31, 2012	49	49
Class B-3 common stock, $0.001 par value, 55,000 shares authorized, 48,519 shares issued and outstanding at March 31, 2013 and December 31, 2012	49	49
Additional paid-in capital	4,836,128	4,835,370
Accumulated distributions in excess of earnings	(2,502,816)	(2,460,093)
Accumulated other comprehensive loss	(788)	(1,254)
Total shareholders’ equity	2,332,760	2,374,259
Noncontrolling interests	1,494	1,494
Total equity	2,334,254	2,375,753
Total liabilities and equity	$5,085,610	$5,237,427

Retail Properties of America, Inc.

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues:
Rental income	$113,017	$112,322
Tenant recovery income	24,903	27,826
Other property income	2,546	2,738
Total revenues	140,466	142,886

Expenses:
Property operating expenses	24,052	24,429
Real estate taxes	18,453	19,140
Depreciation and amortization	54,406	54,281
Loss on lease terminations	211	3,686
General and administrative expenses	8,055	4,921
Total expenses	105,177	106,457

Operating income	35,289	36,429

Gain on extinguishment of debt	-	3,879
Equity in loss of unconsolidated joint ventures, net	(401)	(2,318)
Interest expense	(47,127)	(51,102)
Co-venture obligation expense	-	(2,903)
Other income (expense), net	1,076	(2,660)
Loss from continuing operations	(11,163)	(18,675)

Discontinued operations:
Income, net	110	793
Gain on sales of investment properties	1,914	915
Income from discontinued operations	2,024	1,708
Gain on sales of investment properties	7,259	679
Net loss	(1,880)	(16,288)
Net loss attributable to the Company	(1,880)	(16,288)
Preferred stock dividends	(2,362)	-
Net loss attributable to common shareholders	$(4,242)	$(16,288)

(Loss) earnings per common share - basic and diluted
Continuing operations	$(0.03)	$(0.09)
Discontinued operations	0.01	0.01
Net loss per common share attributable to common shareholders	$(0.02)	$(0.08)

Weighted average number of common shares outstanding - basic and diluted	230,611	194,119

Retail Properties of America, Inc.

Funds From Operations (FFO) and Operating FFO (a)

(amounts in thousands, except per share amounts and percentages)

(unaudited)

	Three Months Ended March 31,
	2013	2012

Net loss attributable to common shareholders	$(4,242)	$(16,288)
Depreciation and amortization	57,373	65,225
Provision for impairment of investment properties	224	1,055
Gain on sales of investment properties	(10,150)	(1,594)
FFO	$43,205	$48,398

FFO per common share outstanding	$0.19	$0.25

FFO	$43,205	$48,398
Impact on earnings from the early extinguishment of debt, net	7,333	(3,849)
Joint venture investment impairment	1,700	-
Excise tax accrual	-	4,594
Other	(200)	-
Operating FFO	$52,038	$49,143

Operating FFO per common share outstanding	$0.23	$0.25

(a)  Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.

Retail Properties of America, Inc.

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands)

Reconciliation of Net Loss Attributable to Common Shareholders to NOI

	Three Months Ended March 31,
	2013	2012
Revenues:
Same store investment properties (239 properties):
Rental income	$112,031	$110,226
Tenant recovery income	24,582	27,248
Other property income	2,485	2,661
Other investment properties:
Rental income	1,465	1,250
Tenant recovery income	321	578
Other property income	61	77
Expenses:
Same store investment properties (239 properties):
Property operating expenses	(22,382)	(23,149)
Real estate taxes	(17,613)	(18,376)
Other investment properties:
Property operating expenses	(763)	(364)
Real estate taxes	(840)	(764)

Net operating income:
Same store investment properties	99,103	98,610
Other investment properties	244	777
Total net operating income	99,347	99,387

Other (expense) income:
Straight-line rental income, net	(664)	335
Amortization of acquired above and below market lease intangibles, net	265	523
Amortization of lease inducements	(80)	(12)
Straight-line ground rent expense	(907)	(916)
Depreciation and amortization	(54,406)	(54,281)
Loss on lease terminations	(211)	(3,686)
General and administrative expenses	(8,055)	(4,921)
Gain on extinguishment of debt	-	3,879
Equity in loss of unconsolidated joint ventures, net	(401)	(2,318)
Interest expense	(47,127)	(51,102)
Co-venture obligation expense	-	(2,903)
Other income (expense), net	1,076	(2,660)
Total other expense	(110,510)	(118,062)

Loss from continuing operations	(11,163)	(18,675)

Discontinued operations:
Income, net	110	793
Gain on sales of investment properties	1,914	915
Income from discontinued operations	2,024	1,708
Gain on sales of investment properties	7,259	679
Net loss	(1,880)	(16,288)
Net loss attributable to the Company	(1,880)	(16,288)
Preferred stock dividends	(2,362)	-
Net loss attributable to common shareholders	$(4,242)	$(16,288)

Retail Properties of America, Inc.

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands)

Reconciliation of Net Loss Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended
	March 31, 2013	December 31, 2012

Net loss attributable to common shareholders	$(4,242)	$13,854
Preferred stock dividends	2,362	263
Interest expense	47,127	43,190
Interest expense (discontinued operations)	-	1,654
Depreciation and amortization	54,406	54,279
Depreciation and amortization (discontinued operations)	58	1,137
Gain on sales of investment properties	(7,259)	(1,191)
Gain on sales of investment properties, net (discontinued operations)	(1,914)	(13,623)
Loss on lease terminations (a)	352	458
Provision for impairment of investment properties (discontinued operations)	-	2,352
Recognized gain on marketable securities	-	(9,467)
Adjusted EBITDA	$90,890	$92,906
Annualized	$363,560	$371,624

Reconciliation of Debt to Total Net Debt and Net Debt and Preferred Stock

	March 31,		December 31,
	2013		2012

Total consolidated debt	$2,505,543		$2,592,089
Less: consolidated cash and cash equivalents	(67,446)		(138,069)
Net debt	2,438,097		2,454,020
Preferred stock	135,000		135,000
Net debt and preferred stock	2,573,097		2,589,020
Net Debt to Adjusted EBITDA	6.7	x	6.6	x
Net Debt and Preferred Stock to Adjusted EBITDA	7.1	x	7.0	x

FFO and Operating FFO Guidance (b)

	Per Share Guidance Range
	Full Year 2013
	Low	High

Net income attributable to common shareholders	$0.11	$0.15
Depreciation and amortization	0.97	0.97
Provision for impairment of investment properties	-	-
Gain on sales of investment properties	(0.25)	(0.25)
FFO	$0.83	$0.87

Impact on earnings from the early extinguishment of debt, net	0.04	0.04
Joint venture investment impairment	0.01	0.01
Other	-	-
Operating FFO	$0.88	$0.92

(a)

Loss on lease terminations in the EBITDA reconciliation above excludes the write-off of tenant-related above and below market lease intangibles and lease inducements that are otherwise included in “Loss on lease terminations” in the condensed consolidated statements of operations.

(b)	Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.